Exhibit 3.4

# Delaware

The First State

Page 1

*I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "NOCIMED, INC.", FILED IN THIS OFFICE ON THE SECOND DAY OF APRIL, A.D. 2018, AT 4:47 O`CLOCK P.M.*

*A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.*

Jeffrey W. Bullock, Secretary of State

4492618 8100
SR# 20182366664

Authentication: 202435762
Date: 04-02-18

You may verify this certificate online at corp.delaware.gov/authver.shtml

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State of Delaware
Secretary of State
Division of Corporations
Delivered 04:47 PM 04/02/2018
FILED 04:47 PM 04/02/2018
SR 20182366664 - File Number 4492618

CERTIFICATE OF AMENDMENT OF

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

NOCIMED, INC.

The undersigned, Brett Lanuti, hereby certifies that:

1.              The undersigned is the duly elected and acting President of Nocimed, Inc., a Delaware corporation.

2.              The Certificate of Incorporation of this corporation was originally filed with the Secretary of State of Delaware on February 18, 2015.

3.              Pursuant to Section 242 of the General Corporation Law of the State of Delaware, this Certificate of Amendment of Amended and Restated Certificate of Incorporation amends Article IV(A) of this corporation's Amended and Restated Certificate of Incorporation to read in its entirety as follows:

"A. The Company is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock". The total number of shares that the Company is authorized to issue is 40,552,985 shares, 26,000,000 shares of which shall be Common Stock (the "Common Stock'') and 14,552,985 shares of which shall be Preferred Stock (the "Preferred Stock"). The Preferred Stock shall have a par value of $0.00001 per share and the Common Stock shall have a par value of $0.00001 per share."

4.              Pursuant to Section 242 of the General Corporation Law of the State of Delaware, this Certificate of Amendment of Amended and Restated Certificate of Incorporation amends Article IV(C) of this corporation's Amended and Restated Certificate of Incorporation to read in its entirety as follows:

"C. 1,777,630 of the authorized shares of Preferred Stock are hereby designated "Series A-1 Preferred Stock" (the "Series A-1 Preferred''), 1,444,037 of the authorized shares of Preferred Stock are hereby designated "Series A-2 Preferred Stock" (the "Series A-2 Preferred''), 935,296 of the authorized shares of Preferred Stock are hereby designated "Series A-3 Preferred Stock" (the "Series A-3 Preferred''), 2,090,732 of the authorized shares of Preferred Stock are hereby designated "Series A-4 Preferred Stock" (the "Series A-4 Preferred'' and, together with the Series A-1 Preferred, the Series A-2 Preferred and the Series A-3 Preferred, the "Series A Preferred''), 5,180,814 of the authorized shares of Preferred Stock are hereby designated "Series B Preferred Stock" (the "Series B Preferred'') and 3,124,476 of the authorized shares of Preferred Stock are hereby designated "Series B-1 Preferred Stock" (the "Series B-1 Preferred" and, together with the Series B Preferred and the Series A Preferred, the "Series Preferred'')."

5.             The foregoing Certificate of Amendment has been duly adopted by this corporation's Board of Directors and stockholders in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Executed at Redwood City, California, on April 2, 2018.

/s/ Brett Lanuti
Brett Lanuti, President

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